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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12

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PEOPLESOFT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2001

TO THE STOCKHOLDERS OF PEOPLESOFT, INC.:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of PeopleSoft, Inc. (the "Company"), a Delaware corporation, will be held at 10:00 a.m., local time, on Monday, May 21, 2001, at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588, for the following purposes:

  1.
  To elect three Class I directors to serve two-year terms.

  2.
  To approve the Company's 2001 Stock Plan covering 6,000,000 shares of Common Stock, as described in the Proxy Statement.

  3.
  To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2001.

  4.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                      By Order of the Board of Directors,

                      Craig A. Conway, President and
                      Chief Executive Officer

Pleasanton, California
April 20, 2001

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

MAPS TO
CARR AMERICA VISITOR'S CENTER IN PLEASANTON
AND LOCATION OF STOCKHOLDER MEETING ROOM

TO PLEASANTON

    From the San Francisco Airport—Take Rt. 101 South to Rt. 92 East over the San Mateo Toll Bridge. Take I-880 North to I-238 East and follow signs to I-580 East toward Stockton.

    From the Oakland Airport—Take I-880 South to I-580 East toward Stockton.

    From the San Jose Airport—Take Rt. 101 South to I-880 North. After approximately 20 miles on I-880 North, follow the signs to I-580 East toward Stockton.

    From Walnut Creek—Take I-680 South through San Ramon, then take I-580 East toward Stockton/Tracy.

TO CARR AMERICA VISITOR'S CENTER

    The Annual Meeting will be held in the Auditorium at the Carr America Visitor's Center at:

4400 Rosewood Drive
Pleasanton, California

    On I-580, approximately 1 mile east of the I-680 Interchange, take the Hacienda Exit turning right on Hacienda Drive. Turn left on Owens Drive. Turn left onto Rosewood Drive, take the second right and the Visitor's Center will be straight ahead. Park anywhere. Upon entering the Visitor's Center, the Auditorium will be straight ahead.

PEOPLESOFT, INC.

PROXY STATEMENT FOR THE
2001 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of PeopleSoft, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, May 21, 2001 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588. The Company's telephone number is (925) 694-3000. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted as recommended by the Board of Directors as set forth herein, and at the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

    These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were first mailed on or about April 20, 2001, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

    Stockholders of record at the close of business on March 30, 2001 ("Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 290,901,385 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to PeopleSoft, Inc. at 4460 Hacienda Drive, Pleasanton, California 94588, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

Voting and Solicitation

    Each stockholder is entitled to one vote for each share of Common Stock owned on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

    The Company will retain Corporate Investor Communications, Inc. ("CIC") to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. The Company will pay CIC's solicitation fee of $7,500 plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the Record Date by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

Quorum; Abstentions; Broker Non-Votes

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAINED" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    The Company will treat abstentions as a vote against the proposal. The Company will not count broker non-votes for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted; thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Stockholder Proposals for Next Annual Meeting

    The Company currently intends to hold its 2002 Annual Meeting of Stockholders in May 2002 and to mail Proxy Statements relating to such meeting in April 2002. The date by which stockholder proposals must be received by the Company so that they may be considered for inclusion in the Proxy Statement and form of proxy for its 2002 Annual Meeting of Stockholders is December 8, 2001, and the date by which stockholder proposals must be received by the Company so that they may be presented at the 2002 Annual Meeting is March 1, 2002. Such stockholder proposals should be submitted to PeopleSoft, Inc. at 4460 Hacienda Drive, Pleasanton, California 94588, Attention: Secretary of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of March 30, 2001 (except as noted below) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise noted below, the Company knows of no agreements among its stockholders that relate to voting or investment power of its Common Stock. Unless specified below, the mailing address for each individual officer or director is c/o PeopleSoft, Inc. 4460 Hacienda Drive, Pleasanton, California 94588.

	Shares of Common Stock Beneficially Owned(1)
Directors, Named Executive Officers and Five Percent Stockholders	Number	Percentage Ownership
Officers(3)
Craig A. Conway(7)	1,226,958	*
Guy Dubois	239,324	*
Jay Fulcher	122,470	*
Baer Tierkel	88,102	*
W. Philip Wilmington	87,874	*
Directors (Who are not also Officers)
David A. Duffield(2)	37,328,614	12.83
A. George Battle	103,066	*
Aneel Bhusri	284,563	*
Steven Goldby	18,750	*
George Still Jr.(6)	107,130	*
Cyril J. Yansouni	74,000	*
All directors and executive officers as a Group(4)	39,782,375	13.68
5% Shareholders(5)
Fidelity Management & Research 82 Devonshire Street Boston, MA 02109-3614	29,992,372	10.31

*
Less than 1%
(1)
Applicable percentage of ownership is based on 290,901,385 shares of Common Stock outstanding as of March 30, 2001, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares subject to options currently exercisable or exercisable within 60 days after March 30, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)
These shares are held by trusts or accounts of which David A. Duffield is trustee or director.
(3)
Includes the following number of shares issuable in exchange for options that are exercisable on or within 60 days of March 30, 2001: Craig A. Conway: 848,958; Guy Dubois: 239,324; Jay Fulcher: 117,784; Baer Tierkel: 46,733; and W. Philip Wilmington: 50,667.
(4)
Includes 1,954,415 shares subject to stock options held by directors and officers (14 persons) that are exercisable on or within 60 days of March 30, 2001.
(5)
Shares beneficially owned are determined solely from information reported on an amended Schedule 13G as of February 2001.
(6)
These shares are held by a trust of which George Still, Jr. is a trustee.
(7)
375,000 of these shares are subject to the Company's Right of Repurchase pursuant to the terms of Mr. Conway's restricted stock purchase agreement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

    The Company's Board of Directors currently consists of members serving staggered two-year terms. Three Class I directors will be elected at the Annual Meeting for a term of two years. Three Class II directors (Mr. Craig A. Conway, Mr. Cyril J. Yansouni and Mr. A. George "Skip" Battle) were elected at last year's annual meeting for a term of two years. Mr. George J. Still, Jr. (a Class I director) chose not to be nominated for re-election this year and the number of authorized directors may be changed to six prior to the Annual Meeting.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy unless such vacancy has been eliminated. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve a term of two years or until such director's successor has been duly elected and qualified.

Vote Required

    The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors as Class I Directors. An abstention will have the same effect as a vote withheld for the election of directors and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal. The names of the nominees and related information as of March 30, 2001 are set forth below.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nominee	Age	Position(s) With the Company	Director Since	Expiration of Term of Office
Nominees for Class I Director
David A. Duffield(3)	60	Chairman of the Board of Directors	1987	2001
Aneel Bhusri(3)	35	Director	1999	2001
Steven Goldby(1)(2)	60	Director	2000	2001
Directors Whose Terms Continue
Craig A. Conway(3)	46	Director, President and Chief Executive Officer	1999	2002
Cyril J. Yansouni(1)(2)	58	Director	1992	2002
A. George "Skip" Battle(1)(2)	57	Director	1995	2002

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Nominating Committee.

Nominees for Class I Director

    Mr. David Duffield is a founder of the Company and has served as Chairman of the Board since the Company's incorporation in August 1987. He also served as Chief Executive Officer from August 1987 through September 1999 and President from August 1987 through May 1999. Prior to the Company, he was a founder and Chairman of the Board of Integral, a vendor of human resource and financial applications software, from April 1972 through April 1987. During a portion of that time, Mr. Duffield also served as Integral's Chief Executive Officer. Mr. Duffield was the co-founder of Information Associates (now a subsidiary of Systems and Computer Technology), where he was employed between 1968 and 1972. Prior to that Mr. Duffield worked at IBM, a computer systems manufacturer, as a marketing representative and systems engineer. He holds a bachelor's degree in electrical engineering and an M.B.A. from Cornell University.

    Mr. Aneel Bhusri, a director since March 1999, is currently a General Partner with Greylock Management, an early stage venture capital firm. He joined the Company in 1993 and ultimately served as Senior Vice President, Product Strategy, Marketing and Business Development. Previously, as an associate at Norwest Venture Partners, Mr. Bhusri identified emerging software companies for investment. He also spent several years in the Morgan Stanley corporate finance organization working with the firm's high-tech clients. He holds an M.B.A. from Stanford University and a bachelor's degree in electrical engineering and economics from Brown University. In addition to the Company, Mr. Bhusri currently serves as a member of the Boards of the following companies: Marimba, Brience, PolyServe, HelloAsia.com, Cameraworld.com, Guru.com and Corio.

    Mr. Steven Goldby was appointed as a director of the Company in February 2000. Mr. Goldby is Chairman and Chief Executive Officer of Symyx Technologies, the leading company applying combinatorial methods to materials science. Prior to Symyx, he served for more than ten years as Chief Executive Officer of MDL Information Systems, Inc., the enterprise software company that pioneered scientific information management. Before joining MDL, Mr. Goldby held various management positions, including senior vice president, at ALZA Corporation, from 1968 to 1973, and was president of Dynapol, a specialty chemical company, from 1973 to 1981. Mr. Goldby holds a bachelor's degree in chemistry from the University of North Carolina and a law degree from Georgetown University Law Center.

Directors Whose Terms Continue

    Mr. Craig Conway joined the Company in May 1999 as President, Chief Operating Officer and Director, and was promoted to Chief Executive Officer in September 1999. He oversees all the Company business operations including sales, marketing, professional services, customer support, development, finance and administration. From 1996 to 1999, Mr. Conway was President and Chief Executive for OneTouch Systems, a leader in the field of interactive broadcast networks. From 1993 to 1996, Mr. Conway served as President and Chief Executive for TGV Software, Inc., an early developer of IP network protocols and applications for corporate intranets and the Internet. Mr. Conway also spent eight years at Oracle Corporation as Executive Vice President in a variety of roles including marketing, sales and operations. Mr. Conway graduated from State University of New York with a degree in computer science and mathematics.

    Mr. Cyril Yansouni has been a director of the Company since 1992. Mr. Yansouni is currently the Chairman of the Board of Directors of Read-Rite Corporation. From March 1991 to June 2000, Mr. Yansouni served as both Chairman of the Board of Directors and Chief Executive Officer of Read-Rite Corporation. Prior to joining Read-Rite Corporation, Mr. Yansouni was with Unisys Corporation, a manufacturer of computer systems, from December 1988 to February 1991, where he served in various senior management capacities, most recently as an Executive Vice President. From October 1986 to December 1988, Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems that was acquired by Unisys Corporation in December 1988. From 1967 to 1986, Mr. Yansouni was

at Hewlett-Packard Company, where he served in a variety of technical and management positions, most recently as Vice President and General Manager of the Personal Computer Group. Mr. Yansouni received his M.S. degree in electrical engineering from Stanford University and his B.S. degree in electrical engineering and mechanical engineering from the University of Louvain, Belgium. Mr. Yansouni also serves as Chairman of the Board of Directors of Scion Photonics, Inc.

    Mr. A. George "Skip" Battle became a director of the Company in December 1995. Mr. Battle served from 1968 until his retirement in June 1995 in various roles of increasing responsibility with Andersen Consulting. At the time of his retirement, Mr. Battle was Managing Partner of Market Development. He was also a member of Andersen Consulting's Executive Committee, Global Management Council and Partner Income Committee. Prior to his position as Managing Partner of Market Development, he served as Managing Partner of North American Planning and Operations. Mr. Battle holds a B.A. in Economics with highest distinction from Dartmouth College and an M.B.A. from the Stanford Business School where he held McCarthy and University Fellowships. Mr. Battle is a director of Ask Jeeves, Inc., Barra, Inc. and Fair Isaac Company, and a director of three mutual funds, Masters Select Equity, Masters Select Value and Masters Select International. Mr. Battle is also currently a Senior Fellow at the Aspen Institute. In December 2000, Mr. Battle was appointed Chief Executive Officer of Ask Jeeves, Inc.

Board Meetings and Committees

    The Board of Directors of the Company held a total of eight meetings during 2000. No directors attended fewer than 75% of the total number of meetings of the Board of Directors or Committees of the Board of Directors on which he served. The Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee.

    The Audit Committee currently consists of Messrs. Battle, Goldby, Still and Yansouni (Chair). The Audit Committee held five meetings in 2000. The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing the Company's accounting principles and its system of internal accounting controls. The Audit Committee is comprised solely of independent directors, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s Rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A. The Compensation Committee currently consists of Messrs. Battle (Chair), Goldby and Yansouni as voting members and Mr. Still as a non-voting member. The Compensation Committee held four meetings in 2000. The Compensation Committee reviews and approves the Company's executive compensation policies and plans. The Nominating Committee was established in May 1997 and consists of Messrs. Duffield, Bhusri (Chair) and Conway. The Nominating Committee was established to evaluate future board members and generally does not consider recommendations to the board from security holders. The Nominating Committee held two meetings in 2000.

Board Compensation

    Each non-employee director receives an annual retainer of $20,000 plus an additional $5,000 for committee membership. In 2000, Messrs. Battle, Yansouni and Still each earned $25,000 for their services as members of the Board of Directors. Mr. Goldby earned $22,050 for his partial year of service on the Board of Directors.

    In lieu of director compensation, Mr. Bhusri was paid a total of $29,440 (in cash and other benefits) in exchange for serving as an employee of the Company working on specific projects. Also in lieu of director compensation, Mr. Duffield was paid a total of $82,440 (in cash and other benefits) as an employee of the Company working on specific projects.

    In addition to the cash compensation, each non-employee director automatically receives on January 1 of each year a stock option grant of 15,000 shares of the Companys' Common Stock which vests at the end of one year. New directors receive an initial grant of 60,000 options. Mr. Goldby, who joined the Board of

Directors in February 2000, received an option grant of 60,000 shares on February 3, 2000, but did not receive a grant of 15,000 options in 2000. Mr. Goldby's grant vests 25% at the end of one year and 1/48th monthly thereafter, for a total of four (4) years.

Compensation Committee Interlocks and Insider Participation

    Neither Messrs. Battle, Goldby nor Yansouni (the voting members of the Company's Compensation Committee) is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the compensation committee.

PROPOSAL NO. 2

APPROVAL OF
THE COMPANY'S 2001 STOCK PLAN

    The Board of Directors has approved the adoption of the PeopleSoft, Inc. 2001 Stock Plan, an equity incentive plan (the "Stock Plan"). Adoption of the Stock Plan is subject to the approval of a majority of the shares of the Company's Common Stock which are present in person or by proxy and entitled to vote at the Annual Meeting. The following paragraphs provide a summary of the principal features of the Stock Plan and its operation.

Purpose of the Stock Plan

    The Stock Plan is intended to aid in the recruitment of the best available employees, to increase incentives, and to encourage share ownership on the part of employees of the Company.

General

    The Stock Plan provides for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, and stock purchase rights (collectively, "Awards") to eligible participants. The maximum number of shares of the Company's common stock available for Awards under the Stock Plan is 6,000,000. Until approved by Stockholders, no Awards will be granted under the Stock Plan. The Plan expires 10 years after the date upon which it receives Stockholder approval.

Administration of the Stock Plan

    The Stock Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Subject to the terms of the Stock Plan, the Committee has the discretion to determine the employees who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards; provided, however that the Committee is not authorized to discretionarily accelerate the vesting of restricted stock awards without obtaining Stockholder approval.

Eligibility to Receive Awards

    Employees and directors who are employees of the Company or its affiliates are eligible to receive one or more Awards. The actual number of employees who will receive Awards under the Stock Plan cannot be determined because the grant of Awards is discretionary.

Options

    The Committee may grant nonqualified stock options, incentive stock options (which are entitled to favorable U.S. tax treatment), or a combination thereof. The number of shares covered by each option will be determined by the Committee.

    The price of the shares of the Company's common stock subject to each stock option is set by the Committee, subject to the following restrictions. The exercise price of an option cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. Also, to the extent the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year exceed $100,000, they are treated as nonqualified stock options.

    The exercise price of each option must be paid in full at the time of exercise in cash, check, the tender of shares of the Company's Common Stock that are already owned by the participant, a cashless exercise program, or by any combination of the foregoing. Any taxes required to be withheld must be paid by the participant at the time of exercise.

    Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee, but not later than 10 years after the date of grant.

    Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Stock Plan provides that no employee or director may be granted, in any fiscal year of the Company, options to purchase more than one million shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional five hundred thousand shares of Common Stock.

Stock Appreciation Rights

    A stock appreciation right is the right to the appreciation in value of the Company's Common Stock over the fair market value of the stock on the date of grant. The Company can pay the appreciation in either cash or in shares of the Company's Common Stock.

    Stock appreciation rights become exercisable at the times and on the terms established by the Committee.

Restricted Stock Awards

    Restricted stock awards are shares of the Company's Common Stock that vest in accordance with terms and conditions established by the Committee. Unvested shares are subject to the Company's right of repurchase. The number of shares of Restricted Stock granted to a participant (if any) will be determined by the Committee.

    In determining whether an award of Restricted Stock should be made, the Committee may impose whatever conditions to vesting it determines to be appropriate. Restricted stock awards will either have (i) employment-based vesting annually, prorata over a minimum of three years, so as to be 100% vested on the third anniversary of the date of grant (or such later date as specified by the Committee), or (ii) hybrid performance and employment-based vesting, with a minimum employment-based cliff of at least one year.

Stock Purchase Rights

    The Committee may grant stock purchase rights under the Stock Plan. A stock purchase right is the right to purchase restricted stock of the Company at a price set by the Committee (but at no less than 100% of the fair market value of the stock on the date of grant). Stock purchase rights are subject to a vesting schedule as determined by the Committee. Unvested shares are subject to the Company's right of repurchase. The number of shares to be covered by a stock purchase right will be determined by the Committee.

Adjustments Upon Changes in Capitalization

    In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any award outstanding under the Stock Plan, and the exercise price of any such outstanding award.

    In the event of a liquidation or dissolution of the Company, any unexercised awards will terminate. The Stock Plan administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's awards, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company as the target, each outstanding award may be assumed or an equivalent award may be substituted by the successor corporation. If the successor corporation refuses to assume the awards or to substitute equivalent awards, such awards shall become 100% vested. In such event, the Stock Plan administrator shall notify the optionee that each award subject to exercise is fully exercisable for fifteen (15) days from the date of such notice and that the award terminates upon expiration of such period.

Amendment and Termination of the Stock Plan

    The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason; provided, however, that the Board may not materially amend the Stock Plan without obtaining stockholder approval. Moreover, the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Internal Revenue Code or any similar rule or statute. No such action by the Board or stockholders may impair any award previously granted under the Stock Plan without the written consent of the participant.

Awards to be Granted to Participants

    As described above, the Committee has discretion to determine the number of Awards (if any) to be granted to any participant under the Stock Plan. Accordingly, the actual number of Awards to be granted to any participant is not determinable. To date, no Awards have been granted under the Stock Plan.

Transferability of Awards

    Unless determined otherwise by the Stock Plan administrator, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

U.S. Tax Aspects

    A U.S. recipient of a stock option will not have taxable income upon the grant of the option. When exercising nonstatutory stock options, stock appreciation rights, and stock purchase rights which are vested on the date of exercise, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price (the Appreciation Value) on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

    Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceeds the option price.

    Unless the participant elects to be taxed at the time of receipt of restricted stock, the participant will not have taxable income upon the receipt of the Award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting, less the purchase price. In addition, the participant will not be taxed upon the exercise of a non-vested stock purchase right unless the participant elects to be taxed at that time. As the shares vest, the participant will recognize ordinary income equal to the difference between the fair market value of the shares at the date of vesting and the purchase price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

    The Company will be entitled to a tax deduction in connection with an Award under the Stock Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income. In addition, Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

The Board of Directors Unanimously Recommends that Stockholders
Vote FOR Proposal Two

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001. Notwithstanding this selection, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in PeopleSoft's and its shareholders' best interests.

    Arthur Andersen LLP has audited PeopleSoft's financial statements since June 2000. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

    During the fiscal year ended December 31, 2000, Arthur Andersen LLP, the Company's independent public accountant and principal accountant, billed PeopleSoft the fees set forth below. The audit committee of the board of directors has considered whether the non-audit services provided by Arthur Andersen LLP are compatible with maintaining its independence.

Audit Fees(1)	$598,000
Financial Information Systems Design and Implementation Fees(2)	$0
All Other Fees(3)	$136,000
(1)
Includes the aggregate dollar amount for fees billed or expected to be billed for services performed in 2000 and 2001 in connection with the 2000 Q2 and Q3 Quarterly Reviews and Audit of 2000 year-end financials, including review of related 10-Q's and 10-K, attendance at audit committee meetings at which matters related to the reviews or audit are discussed, consultation on matters that arise during or as a result of a review or audit, preparation of "management letters," and time incurred in connection with the audit of the income tax accrual.

(2)
Includes the aggregate dollar amount for fees billed or expected to be billed for services performed in 2000 only described in Rule 2-01(c)(4)(ii)—including designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the company's financial statements taken as a whole.

(3)
Includes the aggregate dollar amount for fees for all other services performed in 2000 only, including, tax-related services, reviewing 1934 Act filings other than 10-Qs and 10-K, and procedures performed in connection with mergers.

The Board of Directors Unanimously Recommends that Stockholders
Vote FOR Proposal Three

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth the annual and long-term compensation earned in each of the last three years by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers"):

		Annual Compensation			Long-Term Compensation Sec. Underlying Options(#)(3)
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)
Craig A. Conway(7) President and Chief Executive Officer/Director	2000 1999 1998	$750,720 345,238 -0-	$2,250,000 -0- -0-	$1,629 420 -0-	500,000 2,750,000 -0-
Guy Dubois(8) Executive Vice President, International	2000 1999 1998	241,775 59,761 -0-	1,124,988(10) 109,806 -0-	39,189(6) 21,744(9) -0-	550,000 190,574 -0-
Jay Fulcher Executive Vice President, Global Services	2000 1999 1998	350,720 205,000 128,750	557,500 167,779 13,547	3,790(4) 12,442(4) 82,900(4)	125,000 325,000 28,000
Baer Tierkel Executive Vice President, Worldwide Marketing	2000 1999 1998	325,720 194,327 144,501	350,000 74,000 40,230	10,231 9,220 1,508	25,000 225,000 30,000
W. Philip Wilmington Executive Vice President, North America	2000 1999 1998	360,720 202,083 135,000	624,000 116,750 171,880	12,388(5) 61,440(5) 65,796(5)	205,000 325,000 30,000

(1)
Payments of bonuses are made pursuant to the Company's Executive Bonus Plan.
(2)
Includes Company funded-health benefit credits and Company matching contributions to a non-qualified deferred compensation Plan.
(3)
On November 19, 1998, the Compensation Committee authorized an offer to all employees of the Company holding stock options with exercise prices in excess of $22.00 to cancel and replace such options with new options with an exercise price equivalent to the closing market price of the Company's Common Stock on the Nasdaq National Market on December 14, 1998. Employees who accepted the offer are subject to a six-month extension of the vesting term of such option and a six-month black out period during which repriced options may not be exercised. For purposes of the Executive Compensation table, and in accordance with the applicable regulations of the Securities and Exchange Commission, the repriced options are reflected as new grants in 1998. The following amounts represent the share amounts subject to new options actually granted to the indicated officers in 1998: Mr. Fulcher 14,000, Mr. Tierkel 15,000 and Mr. Wilmington 15,000.
(4)
In 1998 and 1999, Mr. Fulcher received sales commissions of $82,180 and $11,722, respectively.
(5)
In 1998, Mr. Wilmington received a $60,076 sales commission and in 1999 and 2000, he received $60,720 and $60,000, respectively.
(6)
In 1999 and 2000, Mr. Dubois received sales commissions of $8,004 and $39,189, respectively.
(7)
Upon reaching his one-year anniversary of employment in May 2000 and meeting the performance objectives set by the Compensation Committee, Mr. Conway received a $750,000 cash bonus.
(8)
Mr. Dubois joined the Vantive Corporation in 1999 and served as an Executive Vice President and General Manager, International.

(9)
In 1999, Mr. Dubois received a $13,740 housing allowance.
(10)
Includes a one-time $735,000 hiring bonus Mr. Dubois received upon joining the Company in 2000.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

    The following table sets forth, for each of the Named Executive Officers, certain information concerning the exercise of stock options during 2000, including the year-end value of unexercised options:

			Number of Securities Underlying Unexercised Options at at Fiscal Year-End(#)
				Value of Unexercised In-the-Money Options at Fiscal Year-End(1)($)
	Shares Acquired on Exercise(#)
		Value Realized(1)($)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Craig A. Conway	225,000	$4,837,345	639,582/1,885,418	$15,464,683/$45,944,692
Guy Dubois	50,000	1,166,428	290,574/400,000	5,801,425/5,156,250
Jay Fulcher	201,000	4,262,506	64,322/328,882	1,744,565/6,065,244
Baer Tierkel	181,987	2,919,568	51,438/167,375	1,071,688/3,665,102
W. Philip Wilmington	247,041	7,686,485	3,333/417,026	85,346/5,876,543

(1)
Calculated by determining the difference between the closing price of the Company's Common Stock as reported on the Nasdaq National Market on the trading day prior to the date of exercise or at December 29, 2000 ($37.1875), as applicable, and the exercise price of such options.

Option Grants in Last Fiscal Year

    The following table sets forth each grant of stock options made during the year ended December 31, 2000 to each of the Named Executive Officers:

Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted To Employees in Fiscal Year(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
			Exercise Price ($/share)	Expiration Date
Name					5%($)	10%($)
Craig A. Conway	500,000(3)	.0134	12.1875	5/9/10	$3,832,327	$9,711,868
Guy Dubois	100,000(4) 300,000(3) 50,000(4) 100,000(3)	.0027 .0080 .0013 .0027	21.3125 21.3125 21.3125 33.2500	1/2/10 1/2/10 1/2/10 11/29/10	1,340,332 4,020,995 670,166 2,091,075	3,396,664 10,189,991 1,698,332 5,299,194
Jay Fulcher	50,000(5) 75,000(3)	.0013 .0020	21.3125 33.2500	1/2/10 11/29/10	670,166 1,568,306	1,698,332 3,974,395
Baer Tierkel	25,000(5)	.0007	21.3125	1/2/10	335,083	849,166
W. Philip Wilmington	25,000(5) 180,000(3)	.0007 .0048	21.3125 33.2500	1/2/10 11/29/10	335,083 3,763,934	849,166 9,538,549

(1)
An aggregate of 37,312,431 options to purchase shares of the Company's Common Stock were granted to employees in 2000.

(2)
This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full ten-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the

  Securities and Exchange Commission and do not represent the Company's estimated or projected future prices of the Company's Common Stock.

(3)
These shares vest 1/4 at their one-year anniversary of grant, then 1/16 per quarter over the next 3 years.

(4)
These shares are 50% vested at first anniversary of grant and 50% at second year anniversary.

(5)
These shares are 50% vested on 10/31/00 and 50% vested on 10/31/01.

REPORT OF THE COMPENSATION COMMITTEE

    The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

    The Compensation Committee of the Board of Directors of the Company is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's Stock Plans. In 2000, the voting members of the Compensation Committee were Messrs. Battle, Goldby and Yansouni, all of whom are non-employee Directors of the Company. Mr. Still is a non-voting member of the Compensation Committee and is a non-employee Director of the Company.

    The Company's executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through equity-based plans. Due to the importance of executive compensation in attracting and retaining the most qualified executive officers, the Compensation Committee and management engaged outside compensation consultants to survey the compensation practices in companies with which the Company competes and which are in its industry (both larger and smaller) to ensure that the Company's compensation approach is competitive. As a result of the survey, the Compensation Committee approved increases to executive officer base salaries so they were competitive with comparable positions within these peer companies, along with the issuance of granted stock options.

    Beginning in 1994, the Internal Revenue Code limited the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

    The Company's executive compensation programs consist of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including health and welfare plans generally available to all full-time employees of the Company. In addition, the Company's executives are eligible to participate in a non-qualified deferred compensation plan whereby participants may elect to defer part or all of their base and incentive cash compensation, which in turn is invested in insurance contracts that contain a broad range of investment alternatives. Under the non-qualified plan, the Company provides matching contributions, subject to a maximum amount of $10,000 in 2000 (the same amount as provided under the 401(k) Plan), based on a participant's years of service and actual contributions. Matching contributions vest ratably after two through five years of service, and any unvested matching contributions are forfeited upon termination of employment. Although the executives are eligible to participate under the Company's qualified 401(k) Plan, they generally are not eligible for a matching Company contribution under that plan.

    Compensation is reviewed and adjusted annually based principally on an evaluation of individual contributions to corporate goals, comparable market salary data, growth in the Company's size and complexity, internal compensation equity considerations, increases or decreases in an executive's span of responsibilities, and the Company's performance.

    To reinforce the attainment of Company goals, the Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's and the executive's achievement of financial and other performance targets and a measure of customer satisfaction. The maximum target incentive compensation for each executive officer is determined based on targets for comparable positions at peer companies with which the Company competes.

    Grants of stock options may be awarded to individual executives based on their actual and potential contributions to the achievement of the Company's long-term goals. The magnitude of such grants was based on merit and an evaluation of market survey data on executive stock option granting practices.

Compensation Committee
A. George "Skip" Battle Cyril J. Yansouni George J. Still, Jr. Steven Goldby

REPORT OF THE AUDIT COMMITTEE

February 2001

    As more fully described in its charter, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent public accountant, nor can the Audit Committee certify that the independent public accountant is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants and the experience of the Audit Committee's members in business, financial and accounting matters.

    In this context, the Audit Committee has reviewed and discussed with management and the independent public accountants the audited financial statements. The independent public accountants represented that its presentations to the Audit Committee included the matters required to be discussed with the independent public accountants by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received and reviewed from the independent public accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees, as amended) and discussed with them their independence from the Company and its management. And, the Audit Committee has considered whether the independent public accountant's provision of information technology and other non-audit services to the Company is compatible with the auditor's independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                      Audit Committee

                      A. George ("Skip") Battle
                      Steven Goldby
                      George J. Still, Jr.
                      Cyril J. Yansouni

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with two of its executive officers, Mr. Craig A. Conway and Mr. Guy Dubois.

    Mr. Conway and the Company entered into an employment agreement in May 1999. The agreement provides for annual base salary starting at $500,000 subject to annual review. In addition, the agreement provides that Mr. Conway's bonuses will be determined by the Compensation Committee of the Board of Directors based on performance criteria established by the Compensation Committee. Mr. Conway is entitled to severance pay and accelerated stock option vesting under certain circumstances. The agreement may be terminated by either Mr. Conway or the Company at any time.

    Pursuant to the employment agreement, in May 1999 the Compensation Committee granted Mr. Conway options to acquire 2,000,000 shares of Company common stock at an exercise price of $12.6875 per share with monthly vesting over a four year period, conditioned on Mr. Conway's continued employment or consulting relationship with Company and subject to accelerated vesting. The stock options may be exercised before they are vested if Mr. Conway signs an interest bearing promissory note and a restricted stock purchase agreement with the Company. Also pursuant to the employment agreement, Mr. Conway purchased 500,000 shares of Company common stock at $.01 per share. Such restricted stock is subject to repurchase by the Company at its original purchase price on an annual vesting schedule over four years, conditioned on Mr. Conway's continued employment or consulting relationship and pursuant to a restricted stock purchase agreement.

    At the time of Mr. Conway's promotion to Chief Executive Officer in November 1999, Mr. Conway was granted a stock option for 250,000 shares at an exercise price of $15.50 per share, vesting monthly over a four year period. On his one year anniversary of employment with the Company, Mr. Conway received an additional stock option grant of 500,000 shares at an exercise price of $12.1875 per share, which shares vest 1/4 at the option's first anniversary, then 1/16th per quarter, with full vesting on May 9, 2004.

    The Company has an employment agreement with Mr. Guy Dubois, the Company's Executive Vice President, International. The agreement was originally entered in November 1998 when Mr. Dubois was hired by The Vantive Corporation (acquired by the Company in 1999). The agreement provides for a base salary of $300,000 and a bonus target of an additional 50% of his base salary. The bonus for the first six months of employment was guaranteed at 100% and, for the following six months, the bonus was guaranteed at 50%. In addition, the agreement includes a provision for a car allowance, residential relocation allowance and educational allowance. Mr. Dubois is entitled to severance pay and accelerated stock option vesting under certain circumstances. The agreement may be terminated by either Mr. Dubois or the Company at any time.

    Mr. Dubois also received stock options under the agreement of 200,000 shares of Vantive common stock at an exercise price of $11.5625 per share which has been converted into the Company's stock, pursuant to the merger agreement between the Company and The Vantive Corporation which options were subject to vesting at varying rates over a four year period. The agreement allowed vesting of Mr. Dubois's stock options received from Vantive to be accelerated upon the merger of Vantive with the Company.

CERTAIN TRANSACTIONS WITH MANAGEMENT

    In October 1998, Philip Wilmington borrowed $2,000,000 from the Company. This obligation accrued interest at 7% per annum and was fully repaid to the Company in November 2000.

    In December 1999, Jay Fulcher borrowed $300,000 from the Company. This loan accrued interest at 7% per annum and was fully repaid to the Company in September 2000.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 2000 to December 31, 2000, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except that (i) Guy Dubois and Steven Goldby each filed their Form 3's late; (ii) Craig Conway and Philip Wilmington inadvertently failed to disclose their holdings of non-derivative securities on each of their respective Form 3's and subsequently amended such Form 3 to correct the oversight; (iii) David A. Duffield filed a late and an amended Form 5 for 1999 and an amended Form 4 for February 2000 disclosing the initial holdings and transactions subsequent to Mr. Duffield becoming a director of a charitable organization in December 1999.

COMPANY PERFORMANCE

    The following graph compares the cumulative total return on a percentage basis to stockholders on the Company's Common Stock from December 31, 1995 through December 31, 2000 to the cumulative total return of (i) the S&P 500 Index (ii) the Nasdaq Computer and Data Processing Services Group Index ("Nasdaq—Software"), and (ii) the Nasdaq National Market (U.S. Companies) Index ("Nasdaq—Total"), assuming the investment of $100 in the Company's Common Stock and in each of the other indices, and reinvestment of all dividends. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG PEOPLESOFT, INC., THE NASDAQ—TOTAL INDEX
THE S&P 500 INDEX, AND THE NASDAQ—SOFTWARE INDEX

OTHER MATTERS

    The Company knows of no other matters to be addressed at the Annual Meeting. If any other matters are properly addressed at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

By:	Craig A. Conway, President and Chief Executive Officer

Dated: April 20, 2001

Exhibit A

AUDIT COMMITTEE CHARTER OF PEOPLESOFT, INC.

Adopted as of May 30, 2000

    1.  Members.  The Board of Directors (the "Board of Directors") of PeopleSoft, Inc. (the "Company") shall appoint an Audit Committee of at least three members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson (the "Audit Committee Chair"). For purposes hereof, "independent" shall have the meaning defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s ("NASD") Rules.

       Each member of the Company's Audit Committee shall be able to read and understand fundamental financial statements, including a Company's balance sheet, income statement, and cash flow statement, and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as provided by the NASD Rules.

    2.  Purposes, Duties, and Responsibilities.  The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

  (i)
  Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders.

  (ii)
  Review with the independent public accountant their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

  (iii)
  Review and discuss with the independent public accountant the formal written statement from the auditor, required by Independence Standards Board Standard No. 1, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor. The Audit Committee shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the auditor.

  (iv)
  Review and discuss with management and the independent public accountant the Company's annual audited financial statements, including a discussion of the auditor's judgment as to the quality of the Company's accounting principles, and recommend whether or not the audited financial statements should be included in the Company's Form 10-K.

  (v)
  Review with management and the independent public accountant the results of any significant matters identified as a result of the independent public accountant's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee Chair may perform this responsibility on behalf of the Audit Committee.

  (vi)
  Review with management significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

A-1

  (vii)
  Review and assess the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Audit Committee determines changes are appropriate.

    3.  Meetings.  The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent public accountants at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

A-2

EXHIBIT B

PEOPLESOFT, INC.

2001 STOCK PLAN

    1.  Purposes of the Plan.  The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Employee Directors and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock Awards and Stock Purchase Rights may also be granted under the Plan.

    2.  Definitions.  As used herein, the following definitions shall apply:

        (a)  "Administrator"   means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

        (b)  "Applicable Laws"   means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Option, Stock Purchase Rights, SARs or Restricted Stock Awards are granted under the Plan.

        (c)  "Board"   means the Board of Directors of the Company.

        (d)  "Code"   means the Internal Revenue Code of 1986, as amended.

        (e)  "Committee"   means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

        (f)  "Common Stock"   means the Common Stock of the Company.

        (g)  "Company"   means PeopleSoft, Inc., a Delaware corporation.

        (h)  "Director"   means a member of the Board.

        (i)  "Disability"   means total and permanent disability as defined in Section 22(e)(3) of the Code.

        (j)  "Employee"   means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (k)  "Exchange Act"   means the Securities Exchange Act of 1934, as amended.

        (l)  "Fair Market Value"   means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        (m)  "Incentive Stock Option"   means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (o)  "Officer"   means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (p)  "Option"   means a stock option granted pursuant to the Plan.

        (q)  "Option Agreement"   means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (r)  "Optioned Stock"   means the Common Stock subject to an Option, SAR or a Stock Purchase Right.

        (s)  "Optionee"   means the holder of an outstanding Option, Stock Purchase Right, SAR or Restricted Stock Award granted under the Plan.

        (t)  "Plan"   means this 2001 Stock Plan.

        (u)  "Restricted Stock"   means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 13 below or pursuant to the grant of a Restricted Stock Award under Section 10 below.

        (v)  "Restricted Stock Award"   means shares of Common Stock acquired pursuant to a grant of a Restricted Stock Award under Section 10 below.

        (w)  "Restricted Stock Award Agreement"   means a written agreement between the Company and the Employee evidencing the terms and restrictions applying to stock granted under this Plan. The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan.

        (x)  "Stock Appreciation Right or SAR"   means an award issued pursuant to Section 11 below.

        (y)  "Service Provider"   means an Employee, including an Employee Director.

        (z)  "Share"   means a share of the Common Stock, as adjusted in accordance with Section 14 below.

        (aa)  "Stock Purchase Right"   means a right to purchase Common Stock pursuant to Section 13 below.

        (bb)  "Subsidiary"   means any "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.  Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be subject to option or other award and issued under the Plan is six million (6,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

        If an Option, Stock Purchase Right, SAR or Restricted Stock Award expires or becomes unexercisable without having been exercised in full, or, with respect to a Restricted Stock Award, is forfeited back to the Company, the unpurchased Shares (or for Restricted Stock Awards, the forfeited shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option, Stock Purchase Right, SAR or Restricted Stock Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or forfeited to the Company, such Shares shall become available for future grant under the Plan.

    4.  Administration of the Plan.

            (a)  Administrator.   The Plan shall be administered by the Board or a Committee appointed by the Board. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute other members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan.

            (b)  Powers of the Administrator.   Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion, and only to the extent consistent with the other provisions of this Plan:

              (i) to determine the Fair Market Value;

             (ii) to select the Service Providers to whom Options, Stock Purchase Rights, SARs and Restricted Stock Awards may from time to time be granted hereunder;

             (iii) to determine the number of Shares to be covered by each such award granted hereunder;

             (iv) to approve forms of agreement for use under the Plan;

             (v) to determine the terms and conditions, of any Option, Stock Purchase Right, SAR or Restricted Stock Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights, SARs or Restricted Stock Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (provided, however, that the Administrator may not discretionarily accelerate the vesting of or waive forfeiture restrictions of Restricted Stock Awards unless stockholder approval of such action is first obtained), and any other restriction or limitation regarding any Option, Stock Purchase Right, SAR or Restricted Stock Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vi) to determine whether and under what circumstances an Option may be bought out in cash under subsection 9(e);

            (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, Stock Purchase Right or SAR that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, and no more in any event. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

             (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

             (x) to modify or amend each agreement granted pursuant to this Plan (subject to Section 16 of the Plan);

             (xi) to authorize any person to execute on behalf of the Company any instrument required to effect a grant of Restricted Stock previously granted by the Administrator;

            (xii) to determine the terms and restrictions applicable to Restricted Stock; and

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

            (c)  Effect of Administrator's Decision.   All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

    5.  Eligibility.

        (a) Nonstatutory Stock Options, Stock Purchase Rights, SARs and Restricted Stock Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (c) Neither the Plan nor any Option, Stock Purchase Right, SAR or Restricted Stock Award shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

        (d) The following limitations shall apply to grants of Options:

              (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1 million Shares.

             (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional five hundred thousand Shares, which shall not count against the limit set forth in subsection (i) above.

             (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

    6.  Term of Plan.  The Plan shall become effective upon its approval by the Company's stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

    7.  Term of Option.  The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    8.  Option Exercise Price and Consideration.

        (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant:

        (b) In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

    9.  Exercise of Option.

            (a)  Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder to Officers and Directors shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b)  Termination of Relationship as a Service Provider.   If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the

Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c)  Disability of Optionee.   If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d)  Death of Optionee.   If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e)  Buyout Provisions.   The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    10.  Restricted Stock Awards.  Restricted Stock Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the restricted stock is awarded; provided, however, that Restricted Stock Awards will vest either (i) annually over a period of no less than 3 years, so as to be 100% vested on the third anniversary of the date of grant, subject to the recipient continuing as a Service Provider on the vesting dates, or (ii) pursuant to a hybrid of performance-based and employment-based vesting, with a minimum employment-based cliff vest of at least one year (i.e., no vesting in any event unless a minimum of one year of service has elapsed from the date of grant). The Administrator may require the recipient to sign a Restricted Stock Award Agreement as a condition of the award, but may not require the recipient to pay any money consideration (other than any applicable tax withholding amount). The Restricted Stock Award Agreement may contain such terms, conditions, representations and warranties as the Administrator may require. The certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

    11.  Stock Appreciation Rights.

            (a)  Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

            (b)  Exercise Price and other Terms.   The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan.

However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

            (c)  SAR Agreement.   Each SAR grant shall be evidenced by an award agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine (the "Award Agreement").

            (d)  Expiration of SARs.   A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

            (e)  Payment of SAR Amount.   Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii) The number of Shares with respect to which the SAR is exercised.

            (f)  Payment upon Exercise of SAR.   At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

            (g)  Cash Settlements and Plan Share Allocation.   Cash payments of Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

    12.  Non-Transferability of Options, Stock Purchase Rights, SARs and Restricted Stock Awards.  Except as determined otherwise by the Administrator in its discretion, Options, Stock Purchase Rights, SARs and Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    13.  Stock Purchase Rights.

            (a)  Rights to Purchase.   Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The purchase price of the Shares subject to the Stock Purchase Right shall be no less than 100% of the Fair Market Value of the Shares at the time the Stock Purchase Right is granted. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

            (b)  Repurchase Option.   Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). Unless the Administrator determines otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.

            (c)  Other Provisions.   The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

            (d)  Rights as a Stockholder.   Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

    14.  Adjustments upon Changes in Capitalization, Merger or Asset Sale.

            (a)  Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of shares of Stock covered by each outstanding Option, Stock Purchase Right, SAR or Restricted Stock Award, and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Option, Stock Purchase Rights, SARs or Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, SAR or Restricted Stock Award, as well as the price per share of Stock covered by each such outstanding Option, Stock Purchase Right or SAR, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option, Stock Purchase Right, SAR or Restricted Stock Award.

            (b)  Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option, Stock Purchase Right or SAR until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option, Stock Purchase Right or SAR would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option, Stock Purchase Right or SAR shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or SAR will terminate immediately prior to the consummation of such proposed action.

            (c)  Merger or Asset Sale.   In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option, Stock Purchase Right, SAR, and Restricted Stock Award Agreement shall be assumed or an equivalent option, right or agreement substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that a Restricted Stock Award Agreement is not assumed or substituted, the Company's right to return of forfeited shares shall terminate as of the date of the closing of the merger or asset sale. In the event that the successor corporation refuses to assume or substitute for the Option, Stock Purchase Right or SAR, the Optionee shall fully vest in and have the right to exercise the Option, Stock Purchase Right or SARs to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, Stock Purchase Right or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option, Stock Purchase Right or SAR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, Stock Purchase Right or SAR shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, Stock Purchase Right or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely Stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right or SAR, for each Share of Optioned Stock subject to the Option, Stock Purchase Right or SAR, to be solely Stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the merger or sale of assets.

    15.  Time of Granting Options, Stock Purchase Rights, SARs and Restricted Stock Awards.  The date of grant of an Option, Stock Purchase Right, SAR or Restricted Stock Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, SAR or Restricted Stock Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option, Stock Purchase Right, SAR or Restricted Stock Award is so granted within a reasonable time after the date of such grant.

    16.  Amendment and Termination of the Plan.

            (a)  Amendment and Termination.   The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Stock Plan without obtaining stockholder approval.

            (b)  Stockholder Approval.   The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, including Sections 162(m) and 422 of the Code or any similar rule or statute.

            (c)  Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to awards granted under the Plan prior to the date of such termination.

    17.  Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option, Stock Purchase Right or SAR unless the exercise of such Option, Stock Purchase Right or SAR and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    18.  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    19.  Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

DETACH HERE

PROXY

PEOPLESOFT, INC.

2001 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of PeopleSoft, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2001, and hereby appoints Kevin Parker and Anne Jordan, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of PeopleSoft, Inc. to be held on May 21, 2001 at 10: 00 a. m. local time, at the Carr America Visitor's Center at 4400 Rosewood Drive, Pleasanton, California, and at any adjournment( s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

    This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the nominees for directors, and as said proxies deem advisable on such matters as may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

/x/	Please mark votes as in this example.
1.	To elect three (3) Class I directors to serve two-year terms.			2.	To approve the Company's 2001 Stock Plan covering 6,000,000 shares of Common Stock, as described in the Proxy Statement.	FOR / /	AGAINST / /	ABSTAIN / /
	Class I Nominees: (01) David A. Duffield, (02) Aneel Bhusri, and (03) Steven Goldby.			3.	To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 2001.	/ /	/ /	/ /
	FOR ALL NOMINEES	/ / / /	WITHHELD FROM ALL NOMINEES	4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

/ /	For all nominees except as noted above

					TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If the shares are held by joint tenants or as community property, both holders should sign.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 21, 2001
MAPS TO CARR AMERICA VISITOR'S CENTER IN PLEASANTON AND LOCATION OF STOCKHOLDER MEETING ROOM
PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR the nominees listed below.
PROPOSAL NO. 2 APPROVAL OF THE COMPANY'S 2001 STOCK PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
EMPLOYMENT AGREEMENTS
CERTAIN TRANSACTIONS WITH MANAGEMENT
COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT
COMPANY PERFORMANCE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG PEOPLESOFT, INC., THE NASDAQ—TOTAL INDEX THE S&P 500 INDEX, AND THE NASDAQ—SOFTWARE INDEX
OTHER MATTERS
Exhibit A AUDIT COMMITTEE CHARTER OF PEOPLESOFT, INC. Adopted as of May 30, 2000
EXHIBIT B PEOPLESOFT, INC. 2001 STOCK PLAN